                                   EXHIBIT 1.

                                    AGREEMENT

         This Agreement is made as of this 21st day of November, 1996.

         This will confirm the agreement by and among each of the undersigned individuals that the Schedule 13D filed on or about this date with respect to the beneficial ownership of each of the undersigned of shares of the common stock of RSI Holdings, Inc., a North Carolina corporation, is being filed on behalf of each of the individuals named below.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                        /s/ Joe F. Ogburn
                                        -------------------------
                                        Joe F. Ogburn

                                        /s/ Charles M. Bolt
                                        -------------------------
                                        Charles M. Bolt

                                        /s/ Charles C. Mickel
                                        -------------------------
                                        Charles C. Mickel

                                        /s/ Minor M. Shaw
                                        -------------------------
                                        Minor M. Shaw

                                        /s/ Mary W. Murphy
                                        -------------------------
                                        Mary W. Murphy



                                     - 15 -